Exhibit 99.1

EVERCORE PARTNERS REPORTS APPROXIMATELY 70% GROWTH

IN EARNINGS PER SHARE FOR THE YEAR ENDED 2006 AND

DECLARES FIRST QUARTERLY DIVIDEND OF $0.07

Highlights

*	Record full year revenues and earnings

*	Significant growth in pre-tax margins for the twelve month period

*	Robust advisory pipeline

*	Successful 2006 growth initiatives and geographic expansion

NEW YORK, February 28, 2007 – Evercore Partners Inc. (NYSE: EVR) today announced that on an adjusted pro forma basis, its net revenues increased 47.9% to $216.4 million for 2006 from $146.3 million for 2005. Adjusted pro forma net income increased 80.9% to $40.5 million, or $1.27 per share, for 2006 when compared to $22.4 million, or $0.75 per share, for 2005. Evercore’s adjusted pro forma pre-tax margin for 2006 was 32.6%, compared to 27.5% for 2005.

For the three months ended December 31, 2006, Evercore’s adjusted pro forma net revenues were $79.0 million and adjusted pro forma net income was $14.5 million or $0.45 per share, compared to adjusted pro forma net revenues of $49.4 million and adjusted pro forma net income of $7.6 million or $0.25 per share in the same period of 2005. Evercore’s adjusted pro forma pre-tax margin for the three months ended December 31, 2006 was 31.9%, compared to 27.7% for the same period in 2005.

The following table (1) provides an overview of the Company’s results to facilitate a comparison of Evercore’s results prior and subsequent to its initial public offering (IPO) in August of 2006:

	Twelve Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP					Pro Forma			Adjusted Pro Forma
	12 Months Ended 12/31	1/1 – 8/9 2006	8/10 – 12/31 2006	12 Months Ended 12/31 2006%		12 Months Ended 12/31%			12 Months Ended 12/31%
	2005	Predecessor	Successor	Combined	Change	2005	2006	Change	2005	2006	Change
Net Revenue	$125,635	$113,625	$96,089	$209,714	66.9%	$146,294	$216,389	47.9%	$146,294	$216,389	47.9%
Pre-Tax Income	$66,532	$68,325	$25,807	$94,132	41.5%	$37,324	$51,608	38.3%	$40,224	$70,610	75.5%
Pre-Tax Margin	53.0%	60.1%	26.9%	44.9%		25.5%	23.8%		27.5%	32.6%
Net Income	$63,152	$65,951	$3,786	$69,737	10.4%	$5,293	$9,385	77.3%	$22,405	$40,531	80.9%
EPS	N/A	N/A	0.76	N/A	N/A	1.10	1.43	30.0%	0.75	1.27	69.3%

	Three Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP			Pro Forma			Adjusted Pro Forma
	3 Months Ended 12/31	3 Months Ended 12/31%		3 Months Ended 12/31%			3 Months Ended 12/31%
	2005	2006	Change	2005	2006	Change	2005	2006	Change
Net Revenue	$42,488	$78,863	85.6%	$49,364	$79,016	60.1%	$49,364	$79,016	60.1%
Pre-Tax Income	$24,736	$23,795	(3.8%)	$13,637	$21,538	57.9%	$13,684	$25,181	84.0%
Pre-Tax Margin	58.2%	30.2%		27.6%	27.3%		27.7%	31.9%
Net Income	$23,182	$3,487	(85.0%)	$1,933	$3,916	102.6%	$7,622	$14,453	89.6%
EPS	N/A	0.69	N/A	0.40	0.60	50.0%	0.25	0.45	80.0%

(1)

See “Basis of Alternative Financial Statement Presentations” on page 7 and Annex I for a detailed discussion of the differences in the calculation of the Company’s “predecessor” and “successor” results prepared in accordance with U.S. GAAP, combined results, pro forma results and adjusted pro forma results. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore’s Advisory and Investment Management business segments benefited in 2006 from the strength of their respective models, strong execution and favorable market conditions. The global merger and acquisition (M&A) environment remained strong, as evidenced by the increase to $193.8 million from $127.2 million in pro forma Advisory revenues year over year, an increase of 52.3%. In addition, the Investment Management business had pro forma revenues of $20.1 million for 2006 compared to $18.6 million for 2005, an increase of 8.0%.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advised, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Business Overview

“2006 was a threshold year for Evercore,” said Roger Altman, Chairman and Co-Chief Executive Officer, Evercore Partners. “We achieved record results while launching a series of strategic initiatives to expand our business. We expanded our geographic presence in Europe, Latin America and Japan and we completed a successful initial public offering. In addition, the strength of our Advisory business is reflected in the number and diversity of our clients, the increasing number and size of deals announced, and overall demand for our classical, independent advisory approach. Our pipeline of advisory engagements is robust and we remain well positioned.”

“Our pre-tax margins increased due to improved operating leverage and expense control, and we are well positioned as we continue to expand our business into new geographies and product lines,” said Austin Beutner, President and Co-Chief Executive Officer, Evercore Partners. “Our investment management business had a record year in private equity, both in terms of investments and realizations, although our public company results only capture a portion of these returns. Furthermore, the expansion of our traditional asset management business into public securities in the U.S. and fixed income in Mexico is off to a good start. As we grow, we continue to recruit leading industry talent in all parts of our business and we are excited about the future as we embark on fundraising initiatives and look to further diversify our offerings.”

Revenues

Advisory

Evercore’s Advisory revenues for the year and three months ended December 31, 2006 were as follows:

	Twelve Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP					Pro Forma
	12 Months Ended 12/31	1/1 – 8/9 2006	8/10 –12/31 2006	12 Months Ended 12/31 2006 Combined	%	12 Months Ended 12/31%
	2005	Predecessor	Successor		Change	2005	2006	Change
Advisory Revenue	$110,842	$96,122	$87,659	$183,781	65.8%	$127,230	$193,826	52.3%
% of Net Revenue	88.2%	84.6%	91.2%	87.6%		87.0%	89.6%

	Three Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP			Pro Forma
	3 Months Ended 12/31 2005	3 Months Ended 12/31 2006%		3 Months Ended 12/31%
			Change	2005	2006	Change
Advisory Revenue	$40,947	$75,085	83.4%	$44,223	$75,738	71.3%
% of Net Revenue	96.4%	95.2%		89.6%	95.9%

The increase in pro forma Advisory revenues for the year ended December 31, 2006 as compared to 2005 was primarily attributable to a larger number and larger average size of success fees, as well as the addition of Braveheart Financial Services Limited (Braveheart).

Transactions completed in the fourth quarter of fiscal year 2006 on which Evercore advised included:

•	AT&T in its acquisition of BellSouth

•	UCB in its acquisition of Schwarz Pharma

•	Credit Suisse in the sale of its Winterthur insurance unit to AXA

•	General Motors in its sale of a 51% interest in GMAC

•	Time Warner Telecom in its acquisition of Xspedius Communications

•	AT&T in its acquisition of USinternetworking

Among the transactions announced in the fourth quarter of fiscal year 2006 on which Evercore is advising are:

•	Level 3 in its acquisition of Broadwing

•	CVS in its acquisition of Caremark

•	Realogy on its leveraged buy out by Apollo Management

•	PSP Investments in its purchase of an equity stake in Telesat Canada

•	Silver Lake Partners in its sale of Instinet to Nomura Holdings

Additionally, Evercore’s European team was the advisor to Smiths Group in the sale of its aerospace business to General Electric and in the formation of the Smiths/General Electric Global Detection joint venture, which was announced in January of 2007.

Pro forma Advisory revenues for the twelve months ended December 31, 2006 for Protego Asesores (Protego) and Braveheart were $12.7 million and $23.8 million, respectively.

Investment Management

Evercore’s Investment Management revenues for the year and three months ended December 31, 2006 were as follows:

	Year Ended December 31,
	(dollars in thousands, except per share data)
	GAAP					Pro Forma
	12 Months Ended 12/31	1/1 – 8/9 2006	8/10 –12/31 2006	12 Months Ended 12/31 2006%		12 Months Ended 12/31%
	2005	Predecessor	Successor	Combined	Change	2005	2006	Change
Investment Management Revenue	$14,584	$16,860	$6,400	$23,260	59.5%	$18,577	$20,065	8.0%
% of Net Revenue	11.6%	14.8%	6.7%	11.1%		12.7%	9.3%

	Three Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP			Pro Forma
	3 Months Ended 12/31	3 Months Ended 12/31%		3 Months Ended 12/31%
	2005	2006	Change	2005	2006	Change
Investment Management Revenue	$1,467	$2,248	53.2%	$5,028	$2,248	(55.3%)
% of Net Revenue	3.5%	2.9%		10.2%	2.8%

On a pro forma basis, Investment Management revenues increased 8.0% in 2006. The increase was principally attributable to positive investment results in the Evercore Capital Partners (“ECP”) II portfolio and an increase in investment revenues generated by Protego’s asset management business partially offset by a decrease in transaction related expense reimbursements. For the three months ended December 31, 2006, revenues decreased 55.3% due to a decline in net management and portfolio fees resulting from transaction fee offsets from prior quarters coupled with a markdown of a portfolio company. As of December 31, 2006 our direct investments in our private equity funds totaled $10.3 million.

Evercore has broadened its investing activities to include public equities and has begun raising additional capital for further private equity investing. Evercore also strengthened its private equity investment team with the addition of James Matthews as a Senior Managing Director and co-head of the private equity group within the Investment Management business.

Expenses

Operating Expenses

Evercore’s operating expenses for the year and three months ended December 31, 2006 were as follows:

	Twelve Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP					Pro Forma			Adjusted Pro Forma
	12 Months Ended 12/31	1/1 – 8/9 2006	8/10 – 12/31 2006	12 Months Ended 12/31 2006%		12 Months Ended 12/31%			12 Months Ended 12/31%
	2005	Predecessor	Successor	Combined	Change	2005	2006	Change	2005	2006	Change
Compensation Expenses	$24,115	$20,598	$52,316	$72,914	202.4%	$71,460	$107,072	49.8%	$71,460	$107,072	49.8%
% of Net Revenue	19.2%	18.1%	54.4%	34.8%		48.8%	49.5%		48.8%	49.5%
Non-compensation Expenses	$34,988	$24,702	$17,966	$42,668	22.0%	$37,510	$57,709	53.8%	$34,610	$38,707	11.8%
% of Net Revenue	27.8%	21.7%	18.7%	20.3%		25.6%	26.7%		23.7%	17.9%

	Three Months Ended December 31,
	(dollars in thousands, except per share data)
	GAAP			Pro Forma			Adjusted Pro Forma
	3 Months Ended 12/31	3 Months Ended 12/31%		3 Months Ended 12/31%			3 Months Ended 12/31%
	2005	2006	Change	2005	2006	Change	2005	2006	Change
Compensation Expenses	$6,530	$41,347	533.2%	$23,883	$41,270	72.8%	$23,883	$41,270	72.8%
% of Net Revenue	15.4%	52.4%		48.4%	52.2%		48.4%	52.2%
Non-compensation Expenses	$11,222	$13,721	22.3%	$11,844	$16,208	36.8%	$11,797	$12,565	6.5%
% of Net Revenue	26.4%	17.4%		24.0%	20.5%		23.9%	15.9%

Compensation and Benefits

Because Evercore operated as a series of limited liability companies prior to its IPO, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital, rather than compensation expenses. As a result, Evercore’s pre-IPO compensation and benefits expenses do not reflect a large portion of payments for services rendered by the Evercore’s Senior Managing Directors and do not fairly reflect the operating costs Evercore expects to incur as a public company. As a corporation, Evercore includes all payments for services rendered by its Senior Managing Directors in compensation and benefit expenses.

In connection with the IPO, the Company has targeted total employee compensation and benefits expense (excluding for these purposes, compensation and benefits expense associated with a significant expansion of the Company’s business or any vesting of partnership units or restricted stock units granted in connection with the Company’s internal reorganization and the IPO) at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). The Company retains the ability to exceed the target, change the target or how the target is calculated. Starting in 2007, we will no longer exclude gains or losses on investments from revenues used to calculate our compensation and benefits expense target.

As calculated in accordance with our approach discussed above, Evercore’s pro forma compensation and benefit expenses for the full year and fourth quarter 2006 was 50.0% and 50.0%, respectively, or 51.1% and 52.6%, had certain new business initiatives not been excluded from the calculation of the ratio. These new business initiatives involved an additional $0.65 million of expense incurred by Protego both for the full year and fourth quarter respectively related to its developing asset management business and an additional $1.6 million and $1.4 million of expense incurred by Braveheart due to payment of the U.K. National tax for the full year and fourth quarter. See footnote (g) to our pro forma financial information for a calculation of our revenues and compensation and benefits expenses.

As of December 31, 2006, Evercore’s total headcount was 247 employees, compared with 113 as of December 31, 2005. Evercore’s increase in headcount is illustrated as follows:

	As of December 31,
	2005	2006 U.S.	2006 Protego	2006 Braveheart	2006 Consolidated
Headcount:
Senior Managing Directors:
Advisory	11	13	6	2	21
Investment Management	7	7	1	—	8
Corporate	2	3	—	—	3
Other Employees:
Other Professionals and Support Staff	93	129	81	5	215

Total	113	152	88	7	247

Compensation and benefit expense is generally based on performance and can fluctuate materially in a quarter. Accordingly, compensation and benefit expense in any particular quarter may not be indicative of future periods.

Non-Compensation Expenses

Pro forma non-compensation expense was $57.7 million for 2006, an increase of 53.8% compared to $37.5 million for 2005. The increase is due to the inclusion of the amortization of Braveheart intangible assets, larger transaction related expenses, generally billable to clients, financing costs, incremental costs associated with being a public company, namely increased professional fees, filing fees and insurance costs, and an increase in costs commensurate with Evercore’s expanded headcount, principally leased office space, travel and technology related expenses. Pro forma non-compensation expense also includes a full year of Braveheart non-compensation expense in 2006. This increase was offset by an overall reduction in Protego’s non-compensation expenses. Adjusted pro forma non-compensation expense was $38.7 million and $34.6 million for the year ended December 31, 2006 and December 31, 2005, respectively, an increase of 11.8% year-over-year.

Pro forma non-compensation expense was $16.2 million for the three months ended December 31, 2006, an increase of 36.8% compared to $11.8 million for the three months ended December 31, 2005. The increase is principally due to the inclusion of Braveheart’s intangible asset amortization, costs of being a public company, as well as an increase in expenses commensurate with Evercore’s expanded headcount, principally leased office space and technology related expenses. Pro forma non-compensation expense also includes a full quarter of Braveheart non-compensation expense. Adjusted pro forma non-compensation expense was $12.6 million and $11.8 million for the three months ended December 31, 2006, and December 31, 2005, respectively, an increase of 6.5% year-over-year.

Income Taxes

Prior to the IPO, Evercore was not subject to federal income taxes, but was subject to New York City unincorporated business tax and New York City general corporation taxes. As a result of the IPO, the operating business entities of Evercore were restructured and a portion of Evercore’s income is subject to U.S. federal income taxes. Since the IPO, Evercore’s effective tax rate is approximately 43%, reflecting Evercore’s income subject to U.S. federal, foreign, state and local taxes. The pro forma effective tax rate was approximately 45% for 2005. The decline in the effective tax rate is principally due to the increase in foreign sourced revenues which are not subject to state and local taxation in the U.S.

Dividend

The Board of Directors of Evercore declared a dividend of $0.07 per share to be paid on March 26, 2007 to common stockholders of record on March 12, 2007.

Basis of Alternative Financial Statement Presentations

Evercore’s combined results aggregate “predecessor” and “successor” results prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) before and after the Company’s internal reorganization, the acquisitions of Protego and Braveheart and other transactions undertaken in connection with the IPO for the periods presented. The combined results are non-U.S. GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results.

Evercore’s 2006 pro forma results reflect the impact of the Company’s internal reorganization, the acquisition of Protego, the acquisition of Braveheart and other transactions undertaken in connection with the IPO. Braveheart was not fully operational in 2005 and had no revenue or material expenses and, as a result, Evercore’s 2005 pro forma results do not reflect adjustments for the acquisition of Braveheart, including any amortization of intangible assets.

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with Evercore’s line of credit of $1.7 million and amortization of intangible assets acquired with Protego of $2.9 million and Braveheart of $14.4 million. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of unvested partnership units or restricted stock units will be achieved or satisfied.

Evercore believes that the disclosed pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the IPO. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to pro forma and adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the pro forma and adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Conference Call

Evercore will host a conference call to discuss its results for the twelve months and quarter ended December 31, 2006 on Wednesday, February 28, 2007, at 10:00 a.m. Eastern Standard Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing 888-459-5609 (toll-free domestic) or 973-321-1024 (international); passcode: 8503865. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 877-519-4471 (toll-free domestic) or 973-341-3080 (international); passcode: 8503865. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment company. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, Los Angeles, San Francisco, London, England, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Registration Statement, which was declared effective August 10, 2006. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	David Wezdenko
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez or Chuck Dohrenwend
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	For the Twelve Months Ended December 31, 2005	For the Period January 1, 2006 through August 9, 2006	For the Period August 10, 2006 through December 31, 2006	For the Twelve Months Ended December 31, 2006
	Predecessor	Predecessor	Successor	Combined *
		(UNAUDITED)	(UNAUDITED)	(UNAUDITED)
REVENUES
Advisory Revenue	$110,842	$96,122	$87,659	$183,781
Investment Management Revenue	14,584	16,860	6,400	23,260
Interest Income and Other Revenue	209	643	8,813	9,456

TOTAL REVENUES	125,635	113,625	102,872	216,497
Interest Expense	—	—	6,783	6,783

NET REVENUES	125,635	113,625	96,089	209,714

EXPENSES
Compensation and Benefits	24,115	20,598	52,316	72,914
Occupancy and Equipment Rental	3,071	2,233	1,971	4,204
Professional Fees	23,892	13,527	6,739	20,266
Travel and Related Expenses	4,478	4,176	3,130	7,306
Communications and Information Services	898	1,075	815	1,890
Financing Costs	—	1,706	11	1,717
Depreciation and Amortization	778	666	3,234	3,900
Other Operating Expenses	1,871	1,319	2,066	3,385

TOTAL EXPENSES	59,103	45,300	70,282	115,582

OPERATING INCOME	66,532	68,325	25,807	94,132
Provision for Income Taxes	3,372	2,368	6,030	8,398
Minority Interest	8	6	15,991	15,997

NET INCOME	$63,152	$65,951	$3,786	$69,737

Net Income Available to Holder of Shares of Class A Common Stock:			$3,786
Weighted Average Shares of Class A Common Stock Outstanding:
Basic			4,956
Diluted			4,956
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic			$0.76
Diluted			$0.76

*	Represents aggregate predecessor and successor results for the periods presented. The combined results are non-U.S. GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results.

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	For the Three Months Ended December 31, 2005	For the Three Months Ended December 31, 2006
	Predecessor	Successor
	(UNAUDITED)	(UNAUDITED)
REVENUES
Advisory Revenue	$40,947	$75,085
Investment Management Revenue	1,467	2,248
Interest Income and Other Revenue	74	4,994

TOTAL REVENUES	42,488	82,327
Interest Expense	—	3,464

NET REVENUES	42,488	78,863

EXPENSES
Compensation and Benefits	6,530	41,347
Occupancy and Equipment Rental	922	1,164
Professional Fees	7,621	6,076
Travel and Related Expenses	1,287	2,166
Communications and Information Services	332	504
Financing Costs	—	—
Depreciation and Amortization	270	2,141
Other Operating Expenses	790	1,670

TOTAL EXPENSES	17,752	55,068

OPERATING INCOME	24,736	23,795
Provision for Income Taxes	1,549	5,733
Minority Interest	5	14,575

NET INCOME	$23,182	$3,487

Net Income Available to Holder of Shares of Class A Common Stock:		$3,487
Weighted Average Shares of Class A Common Stock Outstanding:
Basic		5,045
Diluted		5,045
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic		$0.69
Diluted		$0.69

Pro Forma Financial Information

The historical results of operations for periods prior to August 10, 2006, the date of Evercore’s corporate reorganization, are not comparable to results of operations for subsequent periods. Accordingly, for periods prior to August 10, 2006, Evercore believes that pro forma results provide a meaningful basis for comparison of historical periods.

The following unaudited condensed consolidated pro forma statements of income for the twelve month and the three month periods ended December 31, 2006 and December 31, 2005, present the consolidated results of operations of Evercore assuming that the reorganization, IPO and acquisitions had been completed as of both January 1, 2006 and January 1, 2005. The Braveheart acquisition is not included in the 2005 pro forma financials as it was not fully operational. The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the impact of the reorganization and acquisition transactions on the historical financial information of Evercore. The adjustments are described in the notes to the unaudited condensed consolidated pro forma statements of income herein. The Evercore LP pro forma adjustments principally give effect to the following items:

•

the formation transaction which includes the elimination of the financial results of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Co-CEOs have invested capital in the Evercore Capital Partners I fund, which was not contributed to Evercore LP; and

•

the Protego and Braveheart acquisitions which resulted in the inclusion of each of the acquired entity’s financial results, as well as certain purchase accounting adjustments, such as the recording of intangible assets and their periodic amortization.

The Evercore Partners Inc. pro forma adjustments principally give effect to the IPO, formation transaction, as well as the Protego and Braveheart acquisitions, and include the following items:

•

in the case of the unaudited condensed consolidated pro forma statements of income data, the firm has targeted total employee compensation and benefits expense (excluding for these purposes, compensation and benefits expense associated with a significant expansion of the Company’s business or any vesting of partnership units or restricted stock units granted in connection with the Company’s internal reorganization and the IPO) at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses).

As calculated in accordance with our approach discussed above, Evercore’s pro forma compensation and benefit expenses for the full year and fourth quarter 2006 was 50.0% and 50.0%, respectively, or 51.1% and 52.6%, had certain new business initiatives not been excluded from the calculation of the ratio. These new business initiatives involved an additional $0.65 million of expense incurred by Protego both for the full year and fourth quarter related to its developing asset management business and an additional $1.6 million and $1.4 million of expense incurred by Braveheart due to payment of the U.K. National tax for the full year and fourth quarter, respectively. See footnote (g) of this section for a calculation of our revenues and compensation and benefits expenses.

•

in the case of the unaudited condensed consolidated pro forma statements of income data, a provision for corporate income taxes at the actual post-IPO effective tax rate of approximately 43% for 2006 and 45% for 2005, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit.

The unaudited condensed consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed consolidated pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the reorganization been completed on the dates assumed. The unaudited condensed consolidated pro forma financial information also does not project the results of operations or financial position for any future period or date.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Twelve Months Ended December 31, 2006

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical *	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$183,781	$—		$10,045		$193,826	$—		$193,826
Investment Management Revenue	23,260	(5,005	)(a)	1,810		20,065	—		20,065
Interest Income and Other Revenue	9,456	—		6,112		15,568	—		15,568

Total Revenues	216,497	(5,005)		17,967		229,459	—		229,459
Interest Expense	6,783	—		6,287		13,070	—		13,070

Net Revenues	209,714	(5,005)		11,680		216,389	—		216,389

Compensation and Benefits	72,914	—		8,885		81,799	25,273	(g)	107,072
Professional Fees	20,266	—		1,981		22,247	(4,300	)(h)	17,947
Other Operating Expense	19,748	—		2,729		22,477	—		22,477
Amortization of Intangibles	2,654	—		14,631	(d)	17,285	—		17,285

Total Expenses	115,582	—		28,226		143,808	20,973		164,781

Income Before Minority Interest and Income Tax	94,132	(5,005)		(16,546)		72,581	(20,973)		51,608
Provision for Income Taxes	8,398	(131	)(b)	(166	)(e)	8,101	637	(i)	8,738

Income Before Minority Interest	85,734	(4,874)		(16,380)		64,480	(21,610)		42,870
Minority Interest	15,997	—		(258	)(f)	15,739	17,746	(j)	33,485

Net Income	$69,737	$(4,874)		$(16,122)		$48,741	$(39,356)		$9,385

Weighted Average Shares of Class A Common Stock Outstanding
Basic									6,567
Diluted									6,567
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$1.43	(k)
Diluted									$1.43	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statements of Income

*	Represents aggregate successor and predecessor results for the period presented. The combined results are non-U.S. GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See page 10 “Unaudited Condensed Combined/Consolidated Statements of Income.”

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Three Months Ended December 31, 2006

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Evercore Partners Inc.	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$75,085	$—		$653		$75,738	$—		$75,738
Investment Management Revenue	2,248	—	(a)	—		2,248	—		2,248
Interest Income and Other Revenue	4,994	—		(500)		4,494	—		4,494

Total Revenues	82,327	—		153		82,480	—		82,480
Interest Expense	3,464	—		—		3,464	—		3,464

Net Revenues	78,863	—		153		79,016	—		79,016

Compensation and Benefits	41,347	—		2,309		43,656	(2,386	)(g)	41,270
Professional Fees	6,076	—		529		6,605	—		6,605
Other Operating Expense	5,769	—		191		5,960	—		5,960
Amortization of Intangibles	1,876	—		1,767	(d)	3,643	—		3,643

Total Expenses	55,068	—		4,796		59,864	(2,386)		57,478

Income Before Minority Interest and Income Tax	23,795	—		(4,643)		19,152	2,386		21,538
Provision for Income Taxes	5,733	(2	)(b)	(1,232	)(e)	4,499	(852	)(i)	3,647

Income Before Minority Interest	18,062	2		(3,411)		14,653	3,238		17,891
Minority Interest	14,575	—		—	(f)	14,575	(600	)(j)	13,975

Net Income	$3,487	$2		$(3,411)		$78	$3,838		$3,916

Weighted Average Shares of Class A Common Stock Outstanding
Basic									6,567
Diluted									6,567
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$0.60	(k)
Diluted									$0.60	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Twelve Months Ended December 31, 2005

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$110,842	$—		$16,388		$127,230	$—		$127,230
Investment Management Revenue	14,584	1,138	(a)	2,855		18,577	—		18,577
Interest Income and Other Revenue	209	—		2,434		2,643	—		2,643

Total Revenues	125,635	1,138		21,677		148,450	—		148,450
Interest Expense	—	—		2,156		2,156	—		2,156

Net Revenues	125,635	1,138		19,521		146,294	—		146,294

Compensation and Benefits	24,115	—		8,347		32,462	38,998	(g)	71,460
Professional Fees	23,892	—		3,742		27,634	(7,400	)(h)	20,234
Other Operating Expense	11,096	—		3,280		14,376	—		14,376
Amortization of Intangibles	—	—		2,900	(d)	2,900	—		2,900

Total Expenses	59,103	—		18,269		77,372	31,598		108,970

Income Before Minority Interest and Income Tax	66,532	1,138		1,252		68,922	(31,598)		37,324
Provision for Income Taxes	3,372	(831	)(b)	1,969	(e)	4,510	812	(i)	5,322

Income Before Minority Interest	63,160	1,969		(717)		64,412	(32,410)		32,002
Minority Interest	8	(8	) (a)	(734	)(f)	(734)	27,443	(j)	26,709

Net Income	$63,152	$1,977		$17		$65,146	$(59,853)		$5,293

Weighted Average Shares of Class A Common Stock Outstanding
Basic									4,795
Diluted									4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$1.10	(k)
Diluted									$1.10	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

Three Months Ended December 31, 2005

(dollars in thousands, except per share data)

	Evercore LP Pro-Forma Adjustments
	Combined Historical	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Total	Pro-Forma Adjustments for the IPO		Evercore Partners Inc. Pro Forma
Advisory Revenue	$40,947	$—		$3,276		$44,223	$—		$44,223
Investment Management Revenue	1,467	2,807	(a)	754		5,028	—		5,028
Interest Income and Other Revenue	74	—		928		1,002	—		1,002

Total Revenues	42,488	2,807		4,958		50,253	—		50,253
Interest Expense	—	—		889		889	—		889

Net Revenues	42,488	2,807		4,069		49,364	—		49,364

Compensation and Benefits	6,530	—		1,042		7,572	16,311	(g)	23,883
Professional Fees	7,621	—		2,210		9,831	(2,600	)(h)	7,231
Other Operating Expense	3,601	—		965		4,566	—		4,566
Amortization of Intangibles	—	—		47	(d)	47	—		47

Total Expenses	17,752	—		4,264		22,016	13,711		35,727

Income Before Minority Interest and Income Tax	24,736	2,807		(195)		27,348	(13,711)		13,637
Provision for Income Taxes	1,549	(471	)(b)	47	(e)	1,125	820	(i)	1,945

Income Before Minority Interest	23,187	3,278		(242)		26,223	(14,531)		11,692
Minority Interest	5	(5	) (a)	(184	)(f)	(184)	9,943	(j)	9,759

Net Income	$23,182	$3,283		$(58)		$26,407	$(24,474)		$1,933

Weighted Average Shares of Class A Common Stock Outstanding
Basic									4,795
Diluted									4,795
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic									$0.40	(k)
Diluted									$0.40	(k)

See attached footnotes to the Unaudited Condensed Consolidated Pro Forma Statements of Income

Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income ($ in thousands):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which were not contributed to Evercore LP. For the year and three months ended December 31, 2006, this adjustment reflects $5,005 and $0, respectively, of net gains associated with carried interest. For the year and three month periods ended December 31, 2005, this adjustment reflects $(1,138) and $(2,807) of net losses associated with carried interest respectively, and minority interest of $(8) and $(5), respectively.

(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT,” associated with adjustments for the formation transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income has not been subject to U.S. federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Partners Inc.’s historical consolidated statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.

(c)	To include the pre-acquisition results the following balances reflect the historical financial results for Protego for the period from January 1, 2006 through August 10, 2006 and for the full year ended December 31, 2005. Braveheart results are included for the period January 1, 2006 through December 19, 2006 and October 1, 2006 through December 19, 2006 and are not included in the 2005 pro forma as the entity was not yet fully operational.

	October 1, 2006 - December 19, 2006 Braveheart	October 1, 2006 - December 31, 2006 Protego	October 1, 2006 - December 31, 2006 Evercore Adj	Total Q4 Combination Adjustments	January 1, 2006 - December 19, 2006 Braveheart	January 1, 2006 - August 10, 2006 Protego	January 1, 2006 - December 31, 2006 Evercore Adj	Total FY Combination Adjustments
Advisory Revenue	$653	$—	$—	$653	$2,997	$7,048	$—	$10,045
Investment Management Revenue	—	—	—	—	—	1,810	—	1,810
Interest Income and Other Revenue	—	—	(500)	(500)	—	6,612	(500)	6,112

Gross Revenues	653	—	(500)	153	2,997	15,470	(500)	17,967
Interest Expense	—	—	—	—	—	6,287	—	6,287

Net Revenues	653	—	(500)	153	2,997	9,183	(500)	11,680

Compensation and Benefits	2,309	—	—	2,309	4,382	4,503	—	8,885
Professional Fees	529	—	—	529	568	2,749	(1,336)	1,981
Other Operating Expense	191	—	—	191	717	2,012	—	2,729
Amortization of Intangibles	3,124	(1,357)	—	1,767	13,912	719	—	14,631

Total Expenses	6,153	(1,357)	—	4,796	19,579	9,983	(1,336)	28,226

Income Before Minority Interest and Income Tax	(5,500)	1,357	(500)	(4,643)	(16,582)	(800)	836	(16,546)
Provision for Income Taxes	(1,019)	—	(213)	(1,232)	(796)	274	356	(166)

Income Before Minority Interest	(4,481)	1,357	(287)	(3,411)	(15,786)	(1,074)	480	(16,380)
Minority Interest	—	—	—	—	—	(258)	—	(258)

Net Income	$(4,481)	$1,357	$(287)	$(3,411)	$(15,786)	$(816)	$480	$(16,122)

(d)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years and in conjunction with the purchase of Braveheart with an estimated useful life ranging from one to six years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and, for Protego only, non-competition and non-solicitation agreements.

(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego acquisition. However, a tax benefit was realized by Evercore Partners Inc. upon consummation of the initial public offering and the acquisition of Braveheart. See Note (i) under “Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income.”

(f)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego acquisition.

(g)	Historically the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by Evercore’s Senior Managing Directors generally have been accounted for as distributions of members’ capital rather than as compensation expense. Following the IPO, management has included all payments for services rendered by the Senior Managing Directors in compensation and benefits expense. In connection with the IPO, the Company has targeted total employee compensation and benefits expense (excluding for these purposes, compensation and benefits expense associated with a significant expansion of the Company’s business or any vesting of partnership units or restricted stock units granted in connection with the Company’s internal reorganization and the IPO) at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). The Company retains the ability to exceed the target, change the target or how the target is calculated.

As calculated in accordance with our approach discussed above, Evercore’s pro forma compensation and benefit expenses for the full year and fourth quarter 2006 was 50.0% and 50.0%, respectively, or 51.1% and 52.6%, had certain new business initiatives not been excluded from the calculation of the ratio. These new business initiatives involved an additional $0.65 million of expense incurred by Protego both for the full year and fourth quarter related to its developing asset management business and an additional $1.6 million and $1.4 million of expense incurred by Braveheart due to payment of the U.K. National tax for the full year and fourth quarter, respectively.

For the twelve month and the three month periods ended December 31, 2006 the Company recorded $4,349 and $0, respectively, in compensation expense associated with the initial vesting of restricted stock units awarded to non partner professionals at the time of the IPO. These expenses have been excluded from the Unaudited Condensed Consolidated Pro Forma Statement of Income for the twelve months and three months ended December 31, 2006 as the charge is a non-recurring charge attributable to the IPO.

	Twelve Months Ended December 31, 2006	Three Months Ended December 31, 2006
Post formation Net Revenues (1)	$216,389	$79,016
Less: Expense Reimbursements	(4,825)	(1,252)
Less: Carried Interest and Realized and Unrealized Gain/Loss on Investments	(1,887)	729

	209,677	78,493
Compensation Expense Target - 50%	104,838	39,247
Braveheart Adjustment	1,583	1,373
Protego Adjustment	650	650

Pro Forma Compensation	107,071	41,270

Historical Compensation and Benefits including RSU Expense	(81,798)	(43,656)

Total Pro Forma Compensation and Benefits Expense Adjustment	$25,273	$(2,386)

	Twelve Months Ended December 31, 2005	Three Months Ended December 31, 2005
Post formation Net Revenues (1)	$146,294	$49,364
Less: Expense Reimbursements	(3,374)	(1,599)

	142,920	47,765
Compensation Expense Target - 50%	71,460	23,883

Pro Forma Compensation	71,460	23,883

Historical Compensation and Benefits	(32,462)	(7,572)

Total Pro Forma Compensation and Benefits Expense Adjustment	$38,998	$16,311

(1)	Post formation Net Revenues are already adjusted for carried interest/realized gains/losses for the pre-IPO period as discussed Note (a) above.

(h)	Reflects non-recurring expenses associated with IPO and related reorganization transactions.

(i)	As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. For these pro forma financial statements, a provision for corporate income taxes at the actual post-IPO effective tax rate of approximately 43% for 2006 and 45% for 2005, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit, were used respectively. There is no current foreign tax increase or benefits assumed with the Protego acquisition as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego and Braveheart acquisitions as it relates to the tax amortization of intangibles and goodwill over a 15 year straight-line basis. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP is governed, management intend to cause Evercore LP to make pro rata cash distributions to Evercore’s Senior Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them.

(j)	Reflects an adjustment to record the 67.9% and 74.5% minority interest ownership of Evercore’s Senior Managing Directors in Evercore LP relating to their vested partnership units, reflecting 6,359,558 and 4,587,738 shares of Class A common stock outstanding at December 31, 2006 and 2005, respectively. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. has a minority economic interest in Evercore LP, it will have a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore consolidates Evercore LP and records minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors.

(k)	For the purposes of the pro forma net income per share calculation, the weighted average shares outstanding, basic and diluted, are calculated as follows:

	Twelve Months Ended December 31, 2006 Evercore Partners Inc. Pro Forma		Three Months Ended December 31, 2006 Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units – Vested	207,116	207,116	207,116	207,116
Evercore LP Partnership Units – Vested (1)	—	—	—	—
New Shares from Offering	4,542,500	4,542,500	4,542,500	4,542,500
Shares Issued for Braveheart Acquisition	1,771,820	1,771,820	1,771,820	1,771,820

Weighted Average Shares of Class A Common Stock Outstanding	6,566,674	6,566,674	6,566,674	6,566,674

	Twelve Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma		Three Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units – Vested	207,116	207,116	207,116	207,116
Evercore LP Partnership Units – Vested (1)	—	—	—	—
New Shares from Offering	4,542,500	4,542,500	4,542,500	4,542,500
Shares Issued for Braveheart Acquisition	—	—	—	—

Weighted Average Shares of Class A Common Stock Outstanding	4,794,854	4,794,854	4,794,854	4,794,854

(1)	13,433,265 vested Evercore LP partnership units are not included in the calculation of Weighted Average Shares of Class A Common Stock outstanding as they are antidilutive.

Of the 23,141,593 Evercore LP partnership units that are held by parties other than Evercore Partners Inc. immediately following the IPO, 13,433,265 are fully vested and 9,708,328 are unvested. Management has concluded that at the current time it is not probable that the conditions relating to the vesting of these unvested partnership units will be achieved or satisfied and, accordingly, these unvested partnership units are not reflected as outstanding for purposes of calculating the minority interest for the economic interest in Evercore LP held by the limited partners. Any vesting of these unvested partnership units would significantly increase minority interest and reduce Evercore’s net income and net income per share.

The additional shares issued as consideration for the Braveheart acquisition are assumed outstanding for the full year 2006.

The partnership units and restricted stock units issued as part of the Protego acquisition are included in the amounts for Class A common stock and vested restricted stock units, as appropriate.

Basic and diluted net income per share are calculated as follows:

	Twelve Months Ended December 31, 2006 Evercore Partners Inc. Pro Forma	Three Months Ended December 31, 2006 Evercore Partners Inc. Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$9,385	$3,916
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	6,567	6,567

Basic and Diluted Net Income Per Share of Class A Common Stock	$1.43	$0.60

	Twelve Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma	Three Months Ended December 31, 2005 Evercore Partners Inc. Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$5,293	$1,933
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,795	4,795

Basic and Diluted Net Income Per Share of Class A Common Stock	$1.10	$0.40

The vested Evercore LP partnership units that could potentially dilute basic net income per share were not included in the computation of diluted net income per share because to do so would have been antidilutive for the periods presented. The increase in net income available to holders of shares of Class A common stock due to the elimination of the minority interest associated with vested Evercore LP partnership units (offset by the associated tax effect) that is implied in calculating diluted net income per share assuming the exchange of Evercore LP partnership units for shares of Class A common stock is antidilutive notwithstanding the corresponding increase in weighted average shares of Class A common stock outstanding. Antidilution is the result of the vested Evercore LP partnership units bearing a portion of income allocable to vested restricted stock units. Management does not expect dilution to result from the exchange of Evercore LP partnership units for shares of Class A common stock.

The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of Evercore Partners Inc. The shares of Class B common stock do not share in the earnings of Evercore Partners Inc. and no earnings are allocable to such class. Accordingly, pro forma basic and diluted net income per share of Class B common stock have not been presented.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Stock Equivalents

The adjusted pro forma results reflect the following adjustments to pro forma results as shown in the table below:

Exclusion of financing costs for the line of credit. The line of credit was used for additional working capital. The line of credit was repaid out of a portion of the proceeds of the IPO and terminated concurrently with the IPO. Management believes that since the IPO it will rely on other sources of funding to fund working capital and thus excluding financing costs associated with the line of credit facilitates a meaningful comparison of its non-compensation expenses prior and subsequent to the IPO.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO and substantially all of these charges were recognized by December 31, 2006. The Braveheart acquisition was completed on December 19, 2006. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Tax effect of prior adjustments. Prior to the IPO, the Company was a collection of a limited liability companies, partnership and sub-chapter S entities which are not subject to federal income taxes. As a result of the IPO, the operating business entities of the Company were restructured and a portion of the Company’s income will be subject to U.S. federal income taxes. Thus the prior two adjustments also need to be tax effected.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously issued but unvested equity, and thus the adjusted pro forma results reflect the vesting of the unvested Evercore LP partnership units and restricted stock units. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of unvested partnership units or restricted stock units will be achieved or satisfied.

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Twelve Months Ended December 31, 2006

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$193,826	$—		$193,826
Investment Management Revenue	20,065	—		20,065
Interest Income and Other Revenue	15,568	—		15,568

Total Revenues	229,459	—		229,459
Interest Expense	13,070	—		13,070

Net Revenues	216,389	—		216,389
Compensation and Benefits	107,072	—		107,072
Professional Fees	17,947	—		17,947
Other Operating Expense	22,477	(1,717	)(a)	20,760
Amortization of Intangibles	17,285	(17,285	)(b)	—

Total Expenses	164,781	(19,002)		145,779

Income Before Minority Interest and Income Tax	51,608	19,002		70,610
Provision for Income Taxes	8,738	21,341	(c)	30,079

Income Before Minority Interest	42,870	(2,339)		40,531
Minority Interest	33,485	(33,485	)(d)	—

Net Income	$9,385	$31,146		$40,531

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	6,567	—		6,567
Currently Vested Partnership Units	—	13,433	(e)	13,433
Unvested Partnership Units	—	9,708	(e)	9,708
Unvested Restricted Stock Units	—	2,089	(e)	2,089

Total Shares	6,567	25,230		31,797

Basic	$1.43			$1.27
Diluted	$1.43			$1.27

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Three Months Ended December 31, 2006

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$75,738	$—		$75,738
Investment Management Revenue	2,248	—		2,248
Interest Income and Other Revenue	4,494	—		4,494

Total Revenues	82,480	—		82,480
Interest Expense	3,464	—		3,464

Net Revenues	79,016	—		79,016
Compensation and Benefits	41,270	—		41,270
Professional Fees	6,605	—		6,605
Other Operating Expense	5,960	—		5,960
Amortization of Intangibles	3,643	(3,643	)(b)	—

Total Expenses	57,478	(3,643)		53,835

Income Before Minority Interest and Income Tax	21,538	3,643		25,181
Provision for Income Taxes	3,647	7,081	(c)	10,728

Income Before Minority Interest	17,891	(3,438)		14,453
Minority Interest	13,975	(13,975	)(d)	—

Net Income	$3,916	$10,537		$14,453

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	6,567	—		6,567
Currently Vested Partnership Units	—	13,433	(e)	13,433
Unvested Partnership Units	—	9,708	(e)	9,708
Unvested Restricted Stock Units	—	2,089	(e)	2,089

Total Shares	6,567	25,230		31,797

Basic	$0.60			$0.45
Diluted	$0.60			$0.45

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Twelve Months Ended December 31, 2005

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$127,230	$—		$127,230
Investment Management Revenue	18,577	—		18,577
Interest Income and Other Revenue	2,643	—		2,643

Total Revenues	148,450	—		148,450
Interest Expense	2,156	—		2,156

Net Revenues	146,294	—		146,294
Compensation and Benefits	71,460	—		71,460
Professional Fees	20,234	—		20,234
Other Operating Expense	14,376	—		14,376
Amortization of Intangibles	2,900	(2,900	)(b)	—

Total Expenses	108,970	(2,900)		106,070

Income Before Minority Interest and Income Tax	37,324	2,900		40,224
Provision for Income Taxes	5,322	12,497	(c)	17,819

Income Before Minority Interest	32,002	(9,597)		22,405
Minority Interest	26,709	(26,709	)(d)	—

Net Income	$5,293	$17,112		$22,405

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,795	—		4,795
Currently Vested Partnership Units	—	13,433	(e)	13,433
Unvested Partnership Units	—	9,708	(e)	9,708
Unvested Restricted Stock Units	—	2,089	(e)	2,089

Total Shares	4,795	25,230		30,025

Basic	$1.10			$0.75
Diluted	$1.10			$0.75

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

UNAUDITED CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF INCOME

Three Months Ended December 31, 2005

(dollars in thousands, except per share data)

	Evercore Partners Inc. Pro Forma	Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$44,223	$—		$44,223
Investment Management Revenue	5,028	—		5,028
Interest Income and Other Revenue	1,002	—		1,002

Total Revenues	50,253	—		50,253
Interest Expense	889	—		889

Net Revenues	49,364	—		49,364
Compensation and Benefits	23,883	—		23,883
Professional Fees	7,231	—		7,231
Other Operating Expense	4,566	—		4,566
Amortization of Intangibles	47	(47	)(b)	—

Total Expenses	35,727	(47)		35,680

Income Before Minority Interest and Income Tax	13,637	47		13,684
Provision for Income Taxes	1,945	4,117	(c)	6,062

Income Before Minority Interest	11,692	(4,070)		7,622
Minority Interest	9,759	(9,759	)(d)	—

Net Income	$1,933	$5,689		$7,622

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,795	—		4,795
Currently Vested Partnership Units	—	13,433	(e)	13,433
Unvested Partnership Units	—	9,708	(e)	9,708
Unvested Restricted Stock Units	—	2,089	(e)	2,089

Total Shares	4,795	25,230		30,025

Basic	$0.40			$0.25
Diluted	$0.40			$0.25

See attached footnotes to the Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Income:

(a)	Adjustment for financing costs used for additional working capital. The line of credit was repaid out of a portion of the proceeds received from the IPO.

(b)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(c)	As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. An adjustment has been made to increase Evercore’s effective tax rate to approximately 43% for 2006 and 45% for 2005, for the adjustments previously disclosed in Notes (a) and (b) above, and Note (d) below, which assumes that Evercore Partners Inc. is taxed as a C corporation at the statutory rates apportioned to each state, local and/or foreign tax jurisdiction and is reflected net of U.S. federal tax benefit.

(d)	Reflects adjustment to eliminate minority interest as all common stock equivalents are assumed to be converted to Class A common stock.

(e)	Represents the vesting of unvested but outstanding common stock equivalents, which are assumed to vest and convert to Class A common stock for the purposes of these adjusted pro forma results. In the computation of outstanding common stock equivalents for U.S. GAAP and pro forma earnings per share the unvested Evercore LP partnership units and restricted stock units are excluded from the calculation.